THE DEBENTURE REPRESENTED BY THIS CERTIFICATE AND SHARES IN THE DEBENTURE IS CONVERTIBLE ARE BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISPOSITION THEREOF MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                                VINDICATOR, INC.
                   CONVERTIBLE DEBENTURE DUE SEPTEMBER 4, 1994


Date of Issue:  January 15,1992                                     $ 900,000.00
                                                                  (U.S. Dollars)


     VINDICATOR, INC. a Florida corporation (the "Company"), for value received, hereby promises to pay to Nordion International, Inc., a Canadian corporation, or assigns (the "Holder"), on September 4, 1994 (the "Due Date") the sum of $900,000 U.S. (nine hundred thousand dollars) owing as of the date hereof, and other sums to be paid by the Company to the Holder pursuant to loan advances from time to time made to the Company by the Holder under the Agreement between the Holder and the Company dated December 11, 1991. (Schedule A). Such amount shall not bear any interest until the Due Date, whereupon such amount shall bear interest at the annual rate of three percentage points above the "prime rate" for similarly sized commercial obligations as published from time to time in the Wall Street Journal. The Company shall have the right to pay part or the entire principal sums due and payable at any time without penalty.

Covenants
---------

     The Company hereby warrants, covenants and agrees with the Holder that:

         (i) it will maintain its Mortgaged Properties, as herein defined, in good condition, repair and working order and make all necessary repairs and replacements as in the judgment of the Company may be necessary to carry on and conduct its business;

         (ii) it will at ail times keep Mortgaged Properties which are of an insurable nature insured with insurers believed by the Company to be responsible against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties;

         (iii) it pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon any of its income, profits or Mortgaged Property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its Mortgaged Properties; provided, however, that the Company shall not be required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         (iv) it owns the Mortgaged Property and shall keep the Mortgaged Property free of all incumbrances other than permitted by this Debenture;

         (v) it will keep proper books, accounts and records covering all of its business and affairs on a current basis and to permit a representative of Holder at any time to inspect the Company's books of accounts, records and documents;

         (vi) it will pay all costs and expenses incurred (including legal fees) with respect to: (a) the filing of record of the Mortgage and Security Agreement dated as of January 15, 1992 attached hereto as Schedule B and Financing Statement under the Uniform Commercial Code; (b) the exercising of any or all of the rights, remedies and powers of the Holder under this Debenture, upon the occurrence of a default by the Company; (c) any or all of the taking of, recovering or possessing the Mortgaged Property and any other proceedings taken for the purpose of enforcing the remedies provided herein, including without limitation the appointment of a receiver whether by order of court or by private appointment, or otherwise in relation to the Mortgaged Property; and agrees that all such costs and expenses shall be payable by the Company to the Holder on demand.

Security
--------

     The indebtedness evidenced by this Debenture is secured by a Mortgage and Security Agreement dated as of January 15, 1992. Such Agreement provides that as security for payment of the sums set out in this Debenture, and all other moneys from time to time owing under this Debenture and the performance of the covenants of the Company under this Debenture, the Company hereby provides, sells, transfers, assigns, mortgages and charges (as the case may be) to and in favor of the Holder:

     (i) Land. A first Mortgage on the real property of the Company as described and set out in the Mortgage and Security Agreement in favor of the Holder dated as of January 15, 1992 attached hereto as Schedule B;

     (ii) Improvements. All buildings, structures, betterments and other improvements of any nature now or hereafter situated, or intended to be situated, in whole or in part upon the Land, regardless of whether physically affixed or now or hereafter severed or capable of severance from the Land (the "Improvements").

     (iii) Personal Property and Fixtures. All of Mortgagor's personal property of every nature and fixture, including without limitation all furnishings, fixtures, machinery, tools and equipment used in, necessary for or related to the Mortgagor's facility, whether now or hereafter acquired or used in connection therewith and located thereon (the "Personal Property and Equipment").

     (iv) Accounts. All debts, accounts, claims, money and choses in action which are, or which at any time hereafter be due or owing to or owned by the Company, and also securities, mortgages, bills, notes, and other documents, now held or owned, or which may be hereafter taken, held or owned by or on behalf of the Company in respect of the said debts, accounts, claims, moneys and choses in action or any part thereof, and also all books, documents and papers recording, evidencing or relating to the said debts, accounts claims, moneys and choses in action or any part thereof (referred to in this Debenture as the "Accounts Receivable");

     (v) Easements or Other Rights. Together with ail easements, rights of way, gores of land streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the Land and Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, now owned or hereafter acquired by Mortgagor and the reversion and reversions, remainder and remainders, and all of the estate, rights, title, interests, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor, in and to the same, including but not limited to all judgments, awards or damages and settlements hereafter made resulting from condemnation proceedings or taking of the property described `in paragraphs (i), (ii),
     (iii) or (iv) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in paragraphs (i), (ii), (iii) or (iv) hereof or any part thereof, or to any rights appurtenant thereto.

     Everything referred to in paragraphs (i), (ii), (iii), (iv) or (v) is herein referred to as the "Mortgaged Property."

Conversion
----------

     Holder shall have conversion rights (the "Conversion Rights") as follows:

     (i) At the option of Holder and upon notice to the Company as set forth below, all or any part of the principal amount of this Debenture may be converted into fully paid and nonassessable shares of Common Stock of the Company, at the conversion rate of one fully paid and nonassessable share of Common Stock for each $4.05 of Debenture converted ("Conversion Rate"). Fractional shares will not be issued.

     (ii) Before Holder shall be entitled to convert this Debenture or a part hereof into shares of Common Stock, the Holder shall surrender the Debenture to the Company at its offices at the address set forth herein (or at such other address of which the Company shall have notified the Holder in writing), and shall give written notice to the Company at such offices that Holder elects to convert the Debenture and, if the Debenture is to be converted in part, stating the amount thereof so to be converted and, if the Debenture is to be converted at maturity on September 4, 1994, or within ninety (90) days prior to such date, the Holder shall give such notice to the Company of its intent to convert at least ninety (90) days prior to the Conversion Date (as hereinafter defined). Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and shall contain such representations as may reasonably be required by the Company to the effect that the shares to be received upon conversion are not being acquired for distribution and will not be transferred in any way that might violate the then applicable laws. On the Conversion Date or as promptly as practicable thereafter and upon the surrender of the Debenture or part thereof as aforesaid, the Company shall issue and shall deliver to Holder at the address specified by the Holder as set forth herein a certificate or certificates for the number of shares issuable upon the conversion of the Debenture or part thereof in accordance with the provisions hereof. Such conversion shall be deemed to have been effected at the close of business on the date designated for conversion in such notice or, if no conversion date is designated, on the date on which such notice shall have been received at the office of the Company and the Debenture shall have been surrendered in whole or in part as aforesaid (the "Conversion Date"), and at such time the rights of Holder as obligee shall cease with regard to that portion of the Debenture surrendered for conversion and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby to the extent of such conversion. All certificates issued upon the exercise of the conversion shall contain a legend governing restrictions upon such shares imposed by law. The Company shall return to the Holder any Debenture converted in part with an appropriate notation endorsed thereon evidencing such partial conversion.

     (iii) In the event the Company at any time or from time to time after the Closing Date effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares or grants a dividend payable in Common Stock of the Company, then and in each such event the Conversion Rate shall be increased or decreased proportionately.

     (iv) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares for issuance to the Holder under all obligations convertible into shares of Common Stock, including such number of its shares of Common Stock as shall from time to time be sufficient to effect the Conversion of this Debenture; and if at any time the number of authorized but unissued shares of Common Stock so reserved shall not be sufficient to effect such conversion of all convertible obligations, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock so reserved to such number of shares as shall be sufficient for such purpose.

     (v) In the event the Company elects to prepay the Debenture, it shall give thirty (30) days written notice to Holder during which time Holder may elect to exercise its conversion nights.

Consolidation or Merger

     The Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless:

     (i) The person assumes all the obligations of the Company under this Debenture, including but not limited to the due and punctual payment of the principal of this Debenture; and

     (ii) Immediately after the transaction no Event of Default exists.

The surviving entity, transferee or lessee shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of this Debenture.

Default
-------

     An "Event of Default" occurs if:

     (i) The Company defaults in the payment of the principal of this Debenture when the same becomes due and payable at maturity,

     (ii) The Company fails to comply with any of its other agreements in this Debenture and the failure continues for a period of thirty (30) days after notice in writing to the Company from the holder of this Debenture, specifying such failure and demanding that such failure be remedied;

     (iii) The Company commences a voluntary case in bankruptcy, consents to the entry of any order for relief against it in an involuntary case in bankruptcy, consents to the appointment of a custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors under any federal or state bankruptcy law or other similar provision for the relief of debtors; or

     (iv) A court of competent jurisdiction enters an order or decree under any federal or state bankruptcy law, or other similar provision for the relief of debtors, for relief against the Company in an involuntary bankruptcy case, appoints a custodian of the Company or for all or substantially all of its property, or orders the liquidation of the Company and the order or decree remains unstayed and in effect for thirty (30) days.

     (v) Any default by the Company of any obligation set out in any other agreement whatsoever with the Holder and such default continues for a period of thirty (30) days after notice thereof by the Holder to the Company.

     If an Event of Default shall occur and be continuing, the principal hereof may be declared due and payable by notice to the Company in writing. Upon such declaration the principal of this Debenture shall be due and payable immediately.

     If an Event of Default occurs and is continuing, the holder of this Debenture may pursue any available remedy or collect the payment of principal on this Debenture or to enforce the performance of any provision of this Debenture. A delay or omission by the holder of this Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. In any suit for the enforcement of any right or remedy under this Debenture, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

Transferability
---------------

     This Debenture is not transferable without the consent of the Company, except to a subsidiary or affiliate of Nordion International, Inc.

Notice
------

     Any notice or communication by the Company to the Holder shall be mailed by first-class mail to the address as shown on below. If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed duly given, whether or not the addressee receives it.

     The Company's address is:

                  Vindicator, Inc.
                  1801 Thonotosassa Road - Suite 3
                  Plant City, Florida 3356
                  Attention:  President

The Company may change its address by providing written notice of such change to the Holder.

         The Holder's address is:

                  Nordion International, Inc.
                  447 March Road
                  Kanata, Ontario, Canada, K2KIX8
                  Attn:  Vice President/General Counsel /Corporate Secretary

The Holder may change its address by providing written notice of such change to the Company.

General
-------

     No recourse shall be had for the payment of the principal of this Debenture or for any claim based hereon or otherwise in respect hereof against any shareholder, officer or director, as such, past, present or future, of the Company, whether by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by the Holder hereof.

     The laws of the State of Florida shall govern this Debenture.

     IN WITNESS WHEREOF, Vindicator, Inc., has caused this Debenture to be executed in its corporate name by the President, and has caused its corporate seal to be imprinted hereon and attested by the Secretary.

Dated:  January 15, 1992                            VINDICATOR, INC.



                                                    By: /s/ Sam R. Whitney
                                                       -------------------------
                                                         President

(Seal)

ATTEST:



By:
   ---------------------------
     Secretary